REFRESH

BOB EVAN

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THIS SITE INCLUDES NEWS AND INFORMATION, COMMENTARY, AND OTHER CONTENT RELATING TO BOB EVANS FARMS, INC. (THE "COMPANY"), INCLUDING BY PERSONS OR ENTITIES THAT ARE NOT AFFILIATED WITH SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT INTERMEDIATE FUND, L.P., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT MASTER FUND, LTD., PULTENEY STREET PARTNERS, L.P. AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL") ("THIRD PARTY CONTENT"). THE AUTHOR AND SOURCE OF ALL THIRD PARTY CONTENT AND DATE OF PUBLICATION IS CLEARLY AND PROMINENTLY

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Sandell Asset Managem... e Board of Directors of Bob Evans. We believe th... cant value of its unique assets due to numerous... nctioned by the Company's

Materials F...

VIEW THE PRESENTATION

LETTER TO SHAREHOLDERS

CHARLES ELSON

DAVID HEAD

STEVE LYNN

ANNELISE OSBORNE

ARON SCHWARTZ

REFRESH
BOB EVANS

Sandell Asset Management is proposing a slate of eight highly qualified independent nominees for election to the Board of Directors of Bob Evans. We believe that the company is significantly undervalued and its stock price does not reflect the significant value of its unique assets due to numerous problems that stem from one central issue: the failed policies and a wasteful culture sanctioned by the Company's stale and entrenched Board of Directors.

Materials For Shareholders

PRESS RELEASE

VIEW THE PRESENTATION

LETTER TO SHAREHOLDERS

Nominees

DOUG BENHAM

CHARLES ELSON

DAVID HEAD

STEVE LYNN

ANNELISE OSBORNE

ARON SCHWARTZ

MICHAEL WEINSTEIN

LEE WIELANSKY

JOE CRACE (ALTERNATE)

SEE ALL NOMINEES

Doug Benham

Former President and CEO of Arby's Restaurant Group, Doug Benham led the revitalization of the $3 billion Arby's chain of 3,500 restaurants, increasing company-operated restaurant EBITDA by over 100%. Mr. Benham was previously Chief Financial Officer and a director of ... Continued

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Charles Elson

Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware, Charles Elson is one of the foremost authorities on corporate governance issues in the United States. Professor Elson is "Of Counsel" to the law firm ... Continued

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David Head

Former President and CEO of the $850 million restaurant company O'Charley's Inc. where he oversaw its successful turnaround and subsequent sale in 2012, David Head has over 35 years of experience in the restaurant industry and is widely regarded as ... Continued

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Steve Lynn

Founder and Partner of Reconstruction Partners, LLC, a firm that offers strategy, restructuring, re-franchising, and interim management services to chain restaurant companies, Steve Lynn has over 40 years of experience in the restaurant industry. Mr. Lynn spent 12 years as ... Continued

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Annelise Osborne

Vice President and Senior Credit Officer at Moody's Investor Service, Annelise Osborne has over 12 years of finance experience that encompasses a wide range of transactions. Ms. Osborne has a deep knowledge of real estate and has led sizeable teams ... Continued

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Aron Schwartz

Founder of Constructionist Capital, LLC, Aron Schwartz has been a private equity professional for over 15 years and has been involved in the acquisition, supervision, and growth of many companies. Mr. Schwartz was a Managing Director at the private equity ... Continued

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Michael Weinstein

Former CEO of the Triarc Beverage Group, where he successfully orchestrated the purchase of Snapple for $300 million and its subsequent sale three years later for $1.5 billion, Mr. Weinstein is a highly-respected professional who has delivered tremendous value to ... Continued

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Lee Wielansky

Chairman and CEO of Midland Development Group, which focuses on the development of retail properties in the mid-west and southeast and was the largest developer of Kroger supermarket-anchored shopping centers in the United States, Lee Wielansky has over 37 years ... Continued

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Joe Crace (Alternate)

Managing Director of The Legacy Consulting Group, LLC, Joe Crace has over 25 years of operational and financial experience and as a former senior executive of Bob Evans brings valuable insight regarding the Company. As President and CFO of the ... Continued

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Proposed Nominees

Doug Benham

Former President and CEO of Arby's Restaurant Group, Doug Benham led the revitalization of the $3 billion Arby's chain of 3,500 restaurants, increasing company-operated restaurant EBITDA by over 100%. Mr. Benham was previously Chief Financial Officer and a director of RTM Restaurant Group, the largest franchisee of any nature in the United States, where he was instrumental in leading the strategic and financial planning for the company as its store base increased from 212 to 773 restaurants. Mr. Benham has served on the board of directors of several companies, including the publicly-traded restaurant companies O'Charley's Inc. from 2008 until its acquisition in 2012 and Sonic Corporation from 2009 to 2014. Mr. Benham is a Certified Public Accountant and has a wide range of expertise that spans all areas of restaurant operations and finance.

Proposed Nominees

Charles Elson

Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware, Charles Elson is one of the foremost authorities on corporate governance issues in the United States. Professor Elson is "Of Counsel" to the law firm of Holland & Knight and holds the Edgar S. Woolard, Jr. Chair in Corporate Governance at the University of Delaware. Professor Elson has written extensively on the subject of boards of directors and is Vice Chairman of the ABA Business Law Section's Committee on Corporate Governance. In addition to his extensive knowledge of and experience in matters relating to corporate governance, Professor Elson has served on the board of directors of Healthsouth since 2004, in addition to the previous boards of Autozone and Nuevo Energy.

Proposed Nominees

David Head

Former President and CEO of the $850 million restaurant company O'Charley's Inc. where he oversaw its successful turnaround and subsequent sale in 2012, David Head has over 35 years of experience in the restaurant industry and is widely regarded as one of the industry's leading brand revitalization experts. Mr. Head was previously CEO and President of Captain D's Seafood Kitchen, an operator and franchisor of over 550 quick-service seafood restaurants generating nearly $500 million in annual revenue, as well as President and CEO of Romacorp and CEO of the former Houlihan's Restaurant Group. Currently President and CEO of regional restaurant operator Primanti Brothers, Mr. Head has a broad skill set and deep operational experience in the restaurant industry, bringing valuable perspective through his impressive track record of refining and repositioning restaurant brands.

Proposed Nominees

Steve Lynn

Founder and Partner of Reconstruction Partners, LLC, a firm that offers strategy, restructuring, re-franchising, and interim management services to chain restaurant companies, Steve Lynn has over 40 years of experience in the restaurant industry. Mr. Lynn spent 12 years as Chairman and CEO of Sonic Corporation, where he built the management team that transformed the company into the nation's largest chain of drive-in restaurants with over $3 billion in system-wide sales and subsequently led Shoney's, Inc. as the company's Chairman and CEO, where he oversaw a chain of over 1,500 owned and franchised restaurants. Mr. Lynn currently sits on the board of Krispy Kreme Doughnuts Inc. and was the past Chairman of the International Franchise Association.

Proposed Nominees

Annelise Osborne

Vice President and Senior Credit Officer at Moody's Investor Service, Annelise Osborne has over 12 years of finance experience that encompasses a wide range of transactions. Ms. Osborne has a deep knowledge of real estate and has led sizeable teams of analysts involved in assessing transactions involving floating and fixed rate credits across various asset classes. Ms. Osborne has been a voting member of various REIT, CDO, and Public Finance ratings committees and led the Moody's team responsible for developing the firm-wide methodology and quantitative framework for the valuation and analysis of loans secured by office properties. Ms. Osborne previously worked as a Deputy Director and Senior Consultant at Jones Lang LaSalle. Ms. Osborne graduated with a B.A. degree in Economics from The College of William and Mary and has an M.B.A. from Columbia Business School.

Proposed Nominees

Aron Schwartz

Founder of Constructionist Capital, LLC, Aron Schwartz has been a private equity professional for over 15 years and has been involved in the acquisition, supervision, and growth of many companies. Mr. Schwartz was a Managing Director at the private equity firm Fenway Partners LLC from 1999 to 2011, where he actively served on the boards of directors and was intimately involved in the financing and operations of several portfolio companies, with significant experience in many functional areas including strategic planning, corporate finance, and management selection. Mr. Schwartz was previously an Associate in the Financial Entrepreneurs Group at Salomon Smith Barney. Mr. Schwartz received a J.D. and an M.B.A. with honors from UCLA and graduated cum laude with a B.A. in International Relations and a B.S.E. in Economics from The Wharton School at the University of Pennsylvania. Mr. Schwartz is a Certified Management Accountant and a member of the California Bar.

Proposed Nominees

Michael Weinstein

Former CEO of the Triarc Beverage Group, where he successfully orchestrated the purchase of Snapple for $300 million and its subsequent sale three years later for $1.5 billion, Mr. Weinstein is a highly-respected professional who has delivered tremendous value to shareholders at several companies. Mr. Weinstein had previously overseen the growth of A&W Brands as President and COO subsequent to its IPO through to its sale to Cadbury Schweppes, which returned initial equity holders over 200 times their original investment in a seven year period. Mr. Weinstein brings significant sales, marketing, and manufacturing expertise, particularly as it relates to food and beverage products, and has served on the board of Dr Pepper Snapple from 2009 to 2012 as well as the board of the HJ Heinz Company from 2006 until its sale to Berkshire Hathaway in 2013. Mr. Weinstein graduated with a B.A. degree with honors in Economics from Lafayette College and received an M.B.A. from Harvard Business School.

Proposed Nominees

Lee Wielansky

Chairman and CEO of Midland Development Group, which focuses on the development of retail properties in the mid-west and southeast and was the largest developer of Kroger supermarket-anchored shopping centers in the United States, Lee Wielansky has over 37 years of real estate experience. Mr. Wielansky was previously President and CEO of JDN Development Company, which was a wholly-owned subsidiary of JDN Realty Corporation, a publicly-traded REIT with more than $1 billion in assets that merged with Developers Diversified Realty Corporation. Mr. Wielansky was formerly Managing Director – Investments and on the board of Regency Centers Corporation, a leading operator and developer of shopping centers encompassing more than 30 million square feet of real estate in 300 centers across in the United States. Mr. Wielanski is Lead Trustee of the $1.5 billion publicly-traded REIT Acadia Realty as well as a director of Isle of Capri Casinos and Pulaski Financial Corp.

Proposed Nominees

Joe Crace (Alternate)

Managing Director of The Legacy Consulting Group, LLC, Joe Crace has over 25 years of operational and financial experience and as a former senior executive of Bob Evans brings valuable insight regarding the Company. As President and CFO of the consumer products company Hickory Specialties, he grew it from $11 million to $35 million in revenue before selling the business to Bob Evans, where he worked for four years as Group Vice President of Specialty Products and was a member of the Bob Evans Executive Committee. Mr. Crace was subsequently Chief Operating Officer and Chief Financial Officer of Gaylord Entertainment Company, where he was responsible for all major business units within the company, and was subsequently Chief Operating Officer of the Gibson Guitar Corporation, where he was responsible for integrating the acquisition of the Baldwin Piano Company and oversaw the consolidation of various manufacturing plants.

REFRESH
BOB EVANS

Materials For Shareholders

PRESS RELEASE

VIEW THE PRESENTATION

LETTER TO SHAREHOLDERS

Contact

For Media:

Dan Zacchei

Sloane & Company

212-446-1882

DZACCHEI@SLOANEPR.COM

For Investors:

Dan Burch or Larry Dennedy

MacKenzie Partners, Inc.

212-929-5500

Disclaimer

THIS SITE INCLUDES NEWS AND INFORMATION, COMMENTARY, AND OTHER CONTENT RELATING TO BOB EVANS FARMS, INC. (THE "COMPANY"), INCLUDING BY PERSONS OR ENTITIES THAT ARE NOT AFFILIATED WITH SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT INTERMEDIATE FUND, L.P., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT MASTER FUND, LTD., PULTENEY STREET PARTNERS, L.P. AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL") ("THIRD PARTY CONTENT"). THE AUTHOR AND SOURCE OF ALL THIRD PARTY CONTENT AND DATE OF PUBLICATION IS CLEARLY AND PROMINENTLY IDENTIFIED. THIRD PARTY CONTENT IS AVAILABLE THROUGH FRAMED AREAS, THROUGH LINKS TO THIRD PARTY WEBSITES, OR IS SIMPLY PUBLISHED ON THE SITE. SANDELL AND ITS AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION, ADOPTION OR EDITING OF THIRD PARTY CONTENT AND DO NOT EXPLICITLY OR IMPLICITLY ENDORSE OR APPROVE SUCH CONTENT. THE PURPOSE OF MAKING THE THIRD PARTY CONTENT AVAILABLE IS TO PROVIDE RELEVANT INFORMATION TO STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE COMPANY'S STOCKHOLDERS BY SANDELL, DOUGLAS N. BENHAM, CHARLES M. ELSON, DAVID W. HEAD, C. STEPHEN LYNN, ANNELISE T. OSBORNE, ARON I. SCHWARTZ, MICHAEL WEINSTEIN AND LEE S. WIELANSKY (COLLECTIVELY, THE "PARTICIPANTS") FOR USE AT THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION").

THE PARTICIPANTS INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE PROXY SOLICITATION. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SANDELL WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST BY CALLING

(800) 322-2885.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN AN EXHIBIT TO THE SCHEDULE 14A TO BE FILED BY SANDELL ASSET MANAGEMENT CORP. WITH THE SEC ON APRIL 24, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," "seeks," "could" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Sandell's forward-looking statements are based on its current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.